SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 21, 2013
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on May 21, 2013 (the “2013 Annual Meeting”). The matters that were voted upon at the 2013 Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below. Abstentions and broker non-votes were treated as being present at the meeting for the purpose of determining a quorum, but were not counted as votes.

At the 2013 Annual Meeting, the shareholders elected three Class III directors each for a term expiring at the Company’s 2016 Annual Meeting (1). The shareholders did not approve a proposal to amend the Company’s Certificate of Incorporation to elect all directors on an annual basis (2). The shareholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2013 proxy statement.(3) Finally, the shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for 2013.(4)

(1)    Election of Directors

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
Michael T. Dan	181,990,353	1,107,986	638,822	11,637,689
C. Daniel Gelatt	180,267,074	2,826,728	643,359	11,637,689
Sandra L. Helton	180,284,913	2,818,439	633,809	11,637,689
Larry D. Zimpleman	178,484,470	3,917,606	1,335,085	11,637,689

The directors whose terms of office continued and the years their terms expire are as follows:

Class I Directors Continuing in Office Whose Term Expires in 2014

Betsy J. Bernard
Jocelyn Carter-Miller
Gary E. Costley
Dennis H. Ferro

Class II Directors Continuing in Office Whose Term Expires in 2015

Richard L. Keyser
Luca Maestri
Elizabeth E. Tallett

	Votes For	Votes Against	Abstained	Broker Non-Votes

(2) Annual Election of All Directors	180,243,940	2,943,896	549,325	11,637,689
(3) Advisory Vote on Executive Compensation	179,088,778	3,295,483	1,352,900	11,637,689
(4) Ratification of Independent Auditors	193,314,929	1,474,466	585,455	0
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:     /s/ Joyce N. Hoffman
Name:    Joyce N. Hoffman

Title:	Senior Vice President and
Corporate Secretary

Date:    May 24, 2013